Exhibit 99.1

The Honest Company Reports First Quarter 2023 Results
First Quarter Revenue Increased 21% Versus Prior Year
Announces Transformation Initiative to Enable Growth
Raises Full Year Revenue Outlook

LOS ANGELES, Calif. – May 9, 2023 – The Honest Company (NASDAQ: HNST), a digitally-native consumer products company dedicated to creating clean- and sustainably-designed products spanning baby care, beauty, personal care, wellness and household care, today reported financial results for the three months ended March 31, 2023.

“The strength of the Honest brand is reflected in our first quarter revenue growth of 21% and tracked channel consumption growth of 30%.(1) With well-balanced growth across digital and retail channels, both up over 20% in the quarter, we remain confident about our omnichannel approach of making Honest products available when and where they are most convenient for consumers,” said Chief Executive Officer, Carla Vernón. “Given our focus on restoring the strength of our business model and driving long-term value creation, I’m excited to announce that we have launched our Transformation Initiative in the first quarter. This initiative is designed to improve our cost structure and enable growth. We expect this initiative to drive profitability and sustained shareholder value by focusing on three primary pillars - Brand Maximization, Margin Enhancement, and Operating Discipline.”
_____________

(1) According to independent third-party data. Reflects consumption for Honest diapers, wipes, baby personal care, skin care and cosmetics items. All consumption in this press release reflects retail tracked channels, as well as online sales excluding Direct-To-Consumer sales (via honest.com) for the 13 weeks ending March 26, 2023.

Transformation Initiative

In the first quarter of 2023, the Company began executing a broad-based plan, reflected in the Transformation Initiative announced today. This plan is designed to build the Honest brand and drive growth in higher-margin areas of the portfolio, strengthen the Company’s cost structure, drive focus on the most productive areas of our business, deliver greater impact from brand-building investments, and improve executional excellence across the enterprise.

We believe specific value drivers of the Transformation Initiative(2) include:

1)Brand Maximization: Align our pricing to reflect the premium nature of our brand, leverage the Honest brand to drive growth through innovation, and improve marketing effectiveness.

2)Margin Enhancement: Expand gross margins by exiting Europe and Asia, discontinue low-margin product lines and SKUs, expand the role of margin-accretive products, and drive cost savings activities.

3)Operating Discipline: Build a culture of executional excellence, take a focused approach to trade and promotion activities, and manage working capital through inventory reduction.
_____________________

(2) The Transformation Initiative resulted in costs and related accruals in the first quarter of 2023 for product markdowns, inventory reserves related to product and international exits, restructuring costs, including costs to terminate contracts with Asia and Europe partners, employee-related costs and asset write-off related costs, which are included in Restructuring in the condensed consolidated statements of comprehensive loss. The Company expects to incur additional costs related to the Transformation Initiative throughout 2023.

In the first quarter of 2023, the Company recognized $7 million of costs related to the Transformation Initiative. For the full year 2023, costs related to the Transformation Initiative are expected to be in the range of $10 million to $15 million, of which $6 million to $8 million are expected to be non-cash.

The Transformation Initiative is expected to result in annualized benefits in the range of $15 million to $20 million, and the Company expects to begin seeing benefits in late 2023.

See “Transformation Initiative” in the table at the end of this press release for more details on the Transformation Initiative costs. The Company may incur other charges or cash expenditures not currently contemplated that may occur as a result of or in connection with the Transformation Initiative.

First Quarter Results
(All comparisons are versus the first quarter of 2022)

This press release includes non-GAAP financial measures. See “Use of Non-GAAP Financial Measures” at the end of this press release for more information.

Revenue increased 21% to $83 million driven by strong retail consumption, growth in the Digital channel, distribution gains achieved in 2022, new revenue from baby clothing and the benefit of price increases.

Revenue by Product Category

	For the three months ended March 31,
	2023	2022	% change
(Unaudited, in thousands, except percentages)
Diapers and Wipes	$53,077	$43,289	23%
Skin and Personal Care	22,792	21,266	7
Household and Wellness	7,519	4,164	81
Total Revenue	$83,388	$68,719	21%
_____________________

•Diapers and Wipes: Revenue from Diapers and Wipes (64% of total first quarter 2023 revenue) increased 23% due to retail consumption gains across diapers, wipes, and baby personal care, supported by new distribution and increased assortment.

•Skin and Personal Care: Revenue from Skin and Personal Care (27% of total first quarter 2023 revenue) increased 7% due to retail consumption gains, a more focused assortment on best-selling “hero” items, and innovation, including Daily Green Juice Antioxidant Super Serum, which launched in the first quarter of 2023.

•Household and Wellness: Revenue from Household and Wellness (9% of total first quarter 2023 revenue) increased 81% driven by the integration of baby clothing in the third quarter of 2022.

Revenue by Channel

	For the three months ended March 31,
	2023	2022	% change
(Unaudited, in thousands, except percentages)
Digital	$41,814	$34,260	22%
Retail	41,574	34,459	21
Total Revenue	$83,388	$68,719	21%

	For the three months ended March 31,
	2023	2022
(Unaudited, as a percentage of revenue)
Digital	50%	50%
Retail	50%	50%
Total Revenue	100%	100%

Digital revenue increased 22%, supported by double-digit point-of-sales growth across Diapers, Wipes and Beauty items at our key digital retail customer, partially offset by lower Honest.com revenue.

Retail revenue increased 21% behind strong tracked channel consumption at key retailers and expanded retail distribution that launched in the second half of 2022.

Gross margin was 24.2% in the first quarter of 2023 compared to 30.0% in the first quarter of 2022. Gross margin included approximately 370 basis points of Transformation Initiative costs, including exiting portions of the international and sanitizing business, and SKU rationalization. Gross margin was also impacted by higher storage and inbound freight costs, and higher product and fulfillment costs, partially offset by the benefit of price increases and more efficient trade spending.

Operating expenses increased $4 million in the first quarter of 2023 compared to the first quarter of 2022. The increase included $4 million in restructuring costs and other expenses related to the Transformation Initiative, $1 million in CEO transition costs, and $1 million in legal fees related to securities litigation claims. Marketing expenses were lower versus the first quarter of 2022, reflecting higher marketing efficiency.

Net loss for the first quarter of 2023 was $19 million, including $7 million in costs related to the Transformation Initiative, compared to a net loss of $15 million in the first quarter of 2022.

Adjusted EBITDA for the first quarter of 2023 was negative $10 million, including $6 million in costs related to the Transformation Initiative. See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net loss in the table under “Use of Non-GAAP Financial Measures” below in this press release.

2023 Outlook

Following strong consumption results in the first quarter, the Company is increasing its full year 2023 revenue outlook to be up low-single digits versus revenue reported for the full year 2022. The revenue outlook reflects continued positive tracked channel consumption and the benefit of additional price increases in 2023, offset by the Transformation Initiative impact of exiting low-margin businesses, expected to begin in the second quarter. The revenue outlook also recognizes the Company will be comparing against prior year pipeline shipments that supported significant retail distribution growth in the second half of 2022.

Adjusted EBITDA is expected to be in the range of negative $25 million to negative $30 million, which includes an estimated $7 million to $10 million out of the total $10 million to $15 million in costs related to the Transformation Initiative that the Company expects to incur in 2023. This outlook is slightly improved versus the Company’s prior expectation of being in-line with full year 2022 without taking into consideration costs associated with the Transformation Initiative.

The Company ended the first quarter of 2023 with $12 million in cash, cash equivalents and short-term investments. This cash balance reflects disciplined management of working capital, including a $17 million reduction in inventory versus the fourth quarter of 2022.

To provide financial flexibility and to support continued growth investments in the business, the Company entered into a $35 million asset-based lending agreement in January 2023. As of March 31, 2023, the asset-based lending agreement had not been drawn upon.

Webcast and Conference Call Information

A webcast and conference call to discuss first quarter 2023 results is scheduled for today, May 9, 2023, at 9:00 a.m. Pacific time/12:00 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to this link https://register.vevent.com/register/BI66d1af48f24e4029880f5cc0853b4dc2 and you will be provided with dial in details. A live webcast of the conference call will be available online at: https://investors.honest.com. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•our expectations regarding our revenue, cost of revenue, operating expenses, gross margin, adjusted EBITDA and other operating results, including as a result of the Transformation Initiative, in particular with respect to our 2023 outlook and long-term strategies, including our underlying assumptions, such as our expectation of continued challenges, as well as strengths, such as continued growth in the retail channel driven by consumption trends and additional price increases;
•our expectations regarding the costs, impacts and benefits of the Transformation Initiative;
•our ability to execute a broad-based Transformation Initiative to strengthen the Company’s cost structure and to enable profitable growth;
•our ability to execute the Transformation Initiative to improve margin structure, support a focus on the core of the business, and guide the Company’s allocation of resources to its most critical priorities;
•our strategic initiatives and priorities, including the timing, focus and cadence of our marketing, innovation, and distribution and costovation strategies;
•our ability to deliver mission-driven innovation and lead growth with the high quality products our consumers love and value;
•our focus on taking action and defining a strategy to set Honest up to be a stronger, more profitable Company in 2024 and beyond;
•our ability to aggressively manage our working capital;
•that strong momentum in our business, continued strong results in tracked channels, consumer acceptance of prior and future price increases, and recent retail expansion are expected to offset rising consumer uncertainty and tighter inventory management by retailers;
•our ability to offset the high inflationary environment, including commodity prices, labor costs, input cost and transportation cost inflation with price increases, productivity or investing in digital capabilities and a growing revenue base;
•our ability to drive innovation, maintain cost discipline, invest in digital capabilities, expand our distribution footprint, and execute our pricing and cost-reduction strategies to position Honest for long-term growth, including as part of the Transformation Initiative;
•our planned innovation and expected plans for new distribution in the future;
•our belief that consumer demand for natural and clean products will continue to outpace conventional offerings, and that Honest is poised to capture this modern consumer through its omnichannel business model;
•our ability to implement our strategy to deliver sustained long-term growth and profitability, including as part of the Transformation Initiative;
•that our strategy will continue to deliver behind pricing increases, reflecting the health of our brand, distribution gains, and tight cost management;
•that our investments in innovation and digital capability will fuel long-term growth;
•our expansion with retail and digital customers;
•our ability to bring new products to market and to identify and successfully launch new category adjacencies;
•anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
•the effect of macroeconomic factors, such as supply chain disruptions and inflation on our business and the global economy, including our costs and expenses and shifting consumer demand between our Digital and Retail channels;
•our continued revenue growth through our omnichannel strategy and ability to capture growth in whitespace opportunities in the Retail channel;
•expectations regarding consumer demand and the timing and amount of orders from key customers; and
•our ability to achieve or sustain our profitability.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 16, 2023, and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

The Honest Company (NASDAQ: HNST) is a digitally-native consumer products company dedicated to creating clean- and sustainably-designed products spanning baby care, beauty, personal care, wellness and household care. Honest products are available via Honest.com, third-party ecommerce customers and approximately 50,000 retail locations across the United States, Canada and Europe. Based in Los Angeles, CA, the Company’s mission, to inspire everyone to love living consciously, is driven by its values of transparency, trust, sustainability and a deep sense of purpose around what matters most to its consumers: their health, their families and their homes. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contacts:
Steve Austenfeld
saustenfeld@thehonestcompany.com

Elizabeth Bouquard
ebouquard@thehonestcompany.com

Investor Inquiries:
investors@thehonestcompany.com

Media Contact:
Jennifer Kroog Rosenberg
jrosenberg@thehonestcompany.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended March 31,
	2023	2022

Revenue	$83,388	$68,719
Cost of revenue	63,186	48,092
Gross profit	20,202	20,627
Operating expenses
Selling, general and administrative	25,817	19,611
Marketing	10,234	13,465
Restructuring	1,350	—
Research and development	1,459	2,096
Total operating expenses	38,860	35,172
Operating loss	(18,658)	(14,545)
Interest and other income (expense), net	(189)	(61)
Loss before provision for income taxes	(18,847)	(14,606)
Income tax provision	20	20
Net loss	$(18,867)	$(14,626)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.20)	$(0.16)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	93,106,075	91,537,788

Other comprehensive income (loss)
Unrealized gain (loss) on short-term investments, net of taxes	19	(77)
Comprehensive loss	$(18,848)	$(14,703)

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$9,221	$9,517
Short-term investments	2,717	5,650
Accounts receivable, net	45,229	42,334
Inventories	98,474	115,664
Prepaid expenses and other current assets	8,089	15,982
Total current assets	163,730	189,147
Operating lease right-of-use asset	28,398	29,947
Property and equipment, net	14,121	14,327
Goodwill	2,230	2,230
Intangible assets, net	352	370
Other assets	4,610	4,578
Total assets	$213,441	$240,599
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$25,184	$24,755
Accrued expenses	27,018	38,010
Deferred revenue	1,485	815
Total current liabilities	53,687	63,580
Long term liabilities
Operating lease liabilities, net of current portion	27,855	29,842
Other long-term liabilities	615	817
Total liabilities	82,157	94,239
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at March 31, 2023 and December 31, 2022, none issued or outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 1,000,000,000 and 150,000,000 shares authorized at March 31, 2023 and December 31, 2022, respectively; 93,456,835 and 92,907,351 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	9	9
Additional paid-in capital	589,985	586,213
Accumulated deficit	(458,697)	(439,830)
Accumulated other comprehensive loss	(13)	(32)
Total stockholders’ equity	131,284	146,360
Total liabilities and stockholders’ equity	$213,441	$240,599

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the three months ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(18,867)	$(14,626)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	668	720
Stock-based compensation	3,772	3,548
Other	1,545	1,675
Changes in assets and liabilities:
Accounts receivable, net	(2,894)	1,841
Inventories	17,191	(7,749)
Prepaid expenses and other assets	7,884	2,969
Accounts payable, accrued expenses and other long-term liabilities	(10,845)	(1,593)
Deferred revenue	670	20
Operating lease liabilities	(1,885)	(1,507)
Net cash used in operating activities	(2,761)	(14,702)
Cash flows from investing activities
Proceeds from maturities of short-term investments	2,953	8,849
Purchases of property and equipment	(473)	(240)
Net cash provided by investing activities	2,480	8,609
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	—	(20)
Proceeds from exercise of stock options	—	113
Payments on finance lease liabilities	(15)	(48)
Net cash provided by (used in) financing activities	(15)	45
Net decrease in cash and cash equivalents	(296)	(6,048)
Cash and cash equivalents
Beginning of the period	9,517	50,791
End of the period	$9,221	$44,743

Supplemental disclosures of noncash activities
Capital expenditures included in accounts payable and accrued expenses	$25	$91

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
We prepare and present our condensed consolidated financial statements in accordance with GAAP. However, management believes that adjusted EBITDA, which is a non-GAAP financial measure, provide investors with additional useful information in evaluating our performance.

We calculate adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) CEO transition expenses and (7) restructuring expenses in connection with Transformation Initiative.

Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with GAAP. We believe that adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating expenses, including interest expense; (5) it does not reflect tax payments that may represent a reduction in cash available to us; and (6) does not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as CEO transition expenses and restructuring expenses in connection with Transformation Initiative. In addition, our use of adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA alongside other financial measures, including our net income (loss), revenue and other results stated in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	For the three months ended March 31,
(In thousands)	2023	2022
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(18,867)	$(14,626)
Interest and other (income) expense, net	189	61
Income tax provision	20	20
Depreciation and amortization	668	720
Stock-based compensation	3,772	3,548
Securities litigation expense	1,178	—
CEO transition expense(1)	1,277	—
Restructuring costs(2)	1,350	—
Payroll tax expense related to stock-based compensation	79	13
Adjusted EBITDA	$(10,334)	$(10,264)

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(1) Includes sign-on bonus, relocation costs and severance costs.
(2) Refer to Transformation Initiative table below for items included in restructuring expense.

The Honest Company, Inc.
Transformation Initiative

(In millions)	Q1 2023	Remainder of 2023 (expected)			Full Year 2023 (expected)
Restructuring costs(1)	$1.4	TBD			TBD
Other related costs(2)		TBD			TBD
Revenue	0.5
Cost of revenue	2.7
Selling, general and administrative expense	2.4
Subtotal	$5.6	TBD			TBD
Total Transformation Initiative-related costs:	$7.0	$3.0	—	$8.0	$10.0	—	$15.0
Non-cash costs					$6.0	—	$8.0
Cash-related costs					$4.0	—	$7.0
______________

(1) Restructuring costs (reflected in Operating Expenses) include employee-related costs, asset-related costs and contract terminations related to exiting unprofitable geographical locations.
(2) Other Transformation Initiative-related costs include product returns, chargebacks and markdowns recorded as a reduction to revenue. Inventory reserves, write-downs or destruction costs as a direct result of a restructuring in connection with Transformation Initiative to exit certain products or locations are recorded as cost of revenue. Selling, general and administrative expenses include donation expense.